UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	06-0548860
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1000 Stanley Drive New Britain, Connecticut	06053-1675
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-178017

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.75% Junior Subordinated Debentures due 2052	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None	None
(Title of Class)	(Name of Exchange)

Item 1. Description of Registrant’s Securities to be Registered

For a description of the Registrant’s 5.75% Junior Subordinated Debentures due 2052 (the “Debentures”) to be registered hereunder, reference is made to the information under the heading “Description of Securities” and “Description of Debt Securities” in the Prospectus, dated November 16, 2011, constituting a part of the Registrant’s automatic shelf registration statement on Form S-3 (File No. 333-178017), as supplemented by the information under the heading “Description of the Debentures” in the Registrant’s Prospectus Supplement filed pursuant to Rule 424(b)(2) on July 20, 2012, which information is hereby incorporated herein by reference and made part of this Registration Statement on Form 8-A in its entirety.

Item 2. Exhibits

4.1	Indenture, dated as of November 22, 2005, between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”) (filed as Exhibit 4.5 to the Company’s Form 8-K, dated November 29, 2005 and hereby incorporated by reference).

4.2*	Third Supplemental Indenture between the Company and the Trustee.

4.3*	Form of Debenture.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 20, 2012

Stanley Black & Decker, Inc.

By:	/s/ Bruce H. Beatt

Name:	Bruce H. Beatt
Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of November 22, 2005, between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”) (filed as Exhibit 4.5 to the Company’s Form 8-K, dated November 29, 2005 and hereby incorporated by reference).

4.2*	Third Supplemental Indenture between the Company and the Trustee.

4.3*	Form of Debenture.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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